FBL Financial Group Reports Fourth Quarter and Full Year 2020 Results

Company Highlights
•Fourth quarter 2020 net income attributable to FBL Financial Group of $27.8 million, or $1.14 per diluted common share. Full year 2020 net income attributable to FBL Financial Group of $72.5 million, or $2.94 per diluted common share.
•Fourth quarter 2020 adjusted operating income(1) of $27.3 million, or $1.11 per diluted common share. Full year 2020 adjusted operating income of $91.9 million, or $3.73 per diluted common share.
•Capital returned to shareholders of $96.0 million in 2020

West Des Moines, Iowa - February 4, 2021 - FBL Financial Group, Inc. (NYSE: FFG) today reported net income attributable to FBL Financial Group for the fourth quarter of 2020 of $27.8 million, or $1.14 per diluted common share, compared to net income of $34.7 million, or $1.40 per diluted common share, for the fourth quarter of 2019. Adjusted operating income(1) totaled $27.3 million, or $1.11 per common share, for the fourth quarter of 2020, compared to $34.8 million, or $1.41 per common share, for the fourth quarter of 2019. Fourth quarter 2020 earnings reflect:
•Unfavorable mortality results largely due to claims related to COVID-19
•Higher equity income
•Favorable market performance resulting in lower amortization of acquisition costs and a lower increase in reserves associated with Guaranteed Living Withdrawal Benefits (GLWB)
•The benefit of other investment-related income
•A focus on expense control
•A lower effective tax rate
•Continued investment in the Wealth Management business

Adjusted operating income differs from the GAAP measure, net income attributable to FBL Financial Group, in that it excludes expenses associated with the proposed acquisition, realized gains and losses on investments, the change in allowances for credit losses on investments and the change in fair value of derivatives and equity securities. For further information on this non-GAAP financial measure, please refer to Note (1) and the reconciliation provided within this release.

"I am pleased that FBL Financial Group reported solid earnings for the fourth quarter of 2020 as we continued to deliver growth in life insurance sales, offset by unfavorable mortality results due to COVID-19 related claims," said Daniel D. Pitcher, Chief Executive Officer. "With a strong balance sheet and quality operating model, we remain well-positioned to deliver on our purpose to protect the livelihoods and futures of our client/members."

Product Revenues
Premiums and product charges for the fourth quarter of 2020 totaled $83.8 million compared to $82.7 million in the fourth quarter of 2019. Interest sensitive product charges increased one percent while traditional life insurance premiums increased two percent during the quarter. Premiums collected(2) in the fourth quarter of 2020 totaled $136.8 million compared to $156.0 million in the fourth quarter of 2019. Total life insurance premiums collected increased seven percent while annuity premiums collected decreased 35 percent, reflecting the impact of lower market interest rates.

Investment Income
Net investment income in the fourth quarter of 2020 totaled $106.0 million, compared to $109.0 million in the fourth quarter of 2019. This decrease reflects a lower investment yield, partially offset by an increase in average invested assets. The annualized yield earned on average invested assets, with securities at amortized cost, including investments held as securities and indebtedness of related parties, was 4.73 percent for the year ended December 31, 2020 compared to 4.95 percent for the year ended December 31, 2019. At December 31, 2020, 96 percent of the fixed maturity securities in FBL Financial Group's investment portfolio were investment grade debt securities.

Benefits and Expenses
Benefits and expenses totaled $174.6 million in the fourth quarter of 2020, compared to $153.3 million in the fourth quarter of 2019. Death benefits, net of reinsurance and reserves released, totaled $41.2 million in the fourth quarter of 2020, compared to $33.9 million in the fourth quarter of 2019. The increase in the fourth quarter of 2020 reflects claims with COVID-19 as the reported cause of death. Included in benefits and expenses in the fourth quarter of 2020 is lower than expected amortization of acquisition costs and a lower increase in reserves associated with GLWB totaling $2.8 million as a result of favorable market performance. Other expenses in the fourth quarter of 2020 include $2.1 million of transaction expenses related to FBL Financial Group's proposed merger.

Net Realized Gains/Losses
In the fourth quarter of 2020, FBL Financial Group recognized net realized losses on investments of $3.4 million. This is attributable to realized gains on sales of $0.2 million, realized losses on sales of $11.0 million and a net gain from equity securities held at quarter end of $7.4 million. In addition, in the fourth quarter of 2020, $6.7 million was recorded as a decrease to the allowance for credit losses.

Equity Income
Equity income, net of related income taxes, totaled $6.1 million in the fourth quarter of 2020, compared to $1.0 million in the fourth quarter of 2019. Equity income in the fourth quarter of 2020 includes a gain of $4.3 million from one transaction in an investment partnership.

Capital and Book Value
As of December 31, 2020, the book value per share of FBL Financial Group common stock totaled $69.24, compared to $60.12 at December 31, 2019. Book value per share, excluding accumulated other comprehensive income(3), totaled $45.16 at December 31, 2020, compared to $45.73 at December 31, 2019. The December 31, 2020 company action level risk based capital ratio of FBL Financial Group's wholly owned subsidiary, Farm Bureau Life Insurance Company, was approximately 524 percent.

Farm Bureau Property & Casualty Insurance Company Transaction
On January 11, 2021 Farm Bureau Property & Casualty Insurance Company (“FBPCIC”) and FBL Financial Group announced that they reached a definitive agreement under which FBPCIC will acquire all of the outstanding shares of FBL Financial Group Class A and Class B common stock that neither FBPCIC nor the Iowa Farm Bureau Federation currently own for $56.00 per share in cash. The per share purchase price represents a 50% premium to FBL Financial Group’s unaffected closing share price of $37.25 on September 3, 2020, a 19% premium to FBPCIC’s initial proposal of $47.00 per share on September 4, 2020, and a 56% premium to the FBL Financial Group's unaffected 90-day volume-weighted average share price as measured on September 3, 2020.

The transaction, which was unanimously approved by FBL Financial Group’s Board of Directors, is subject to the receipt of regulatory and FBL Financial Group shareholder approval, including approval from a majority of unaffiliated FBL Financial Group shareholders, and the satisfaction of specified closing conditions.

Further Financial Information
Further information on FBL Financial Group's financial results, including results by segment, may be found in FBL Financial Group's financial supplement, available on its website, www.fblfinancial.com.

No Conference Call
FBL Financial Group will not hold an earnings conference call with investors for its fourth quarter 2020 results in light of the merger agreement by and among FBL Financial Group, Farm Bureau Property & Casualty Insurance Company and 5400 Merger Sub, Inc. announced on January 11, 2021.

Forward-Looking Statements
Certain statements in this release concerning FBL Financial Group's prospects for the future are forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act. These statements generally can be identified by their context, including terms such as “believes,” “anticipates,” “expects,” or similar words. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statement. These risks and uncertainties are detailed in FBL Financial Group's reports filed with the Securities and Exchange Commission and include, but are not limited to, risks related to the proposed transaction with Farm Bureau Property & Casualty Insurance Company, including failure to complete the proposed transaction, the incurrence of costs related to the proposed transaction and operational disruptions resulting from the proposed transaction, changes in interest rates, difficult conditions in financial markets and the economy, lack of liquidity and access to capital, investment valuations, competitive factors, a decrease in ratings, changes in laws and regulations, differences between actual claims experience and underwriting assumptions, relationships with Farm Bureau organizations, the ability to attract and retain sales agents, adverse results from litigation and the impact of the COVID-19 pandemic and any future pandemics. These forward-looking statements are based on assumptions which FBL Financial Group believes to be reasonable; however, no assurance can be given that the assumptions will prove to be correct. FBL Financial Group undertakes no obligation to update any forward-looking statements.

Investor Relations Contact
Kathleen Till Stange, Vice President Corporate & Investor Relations
(515) 226-6780, Kathleen.TillStange@FBLFinancial.com

About FBL Financial Group
FBL Financial Group is a holding company with the purpose to protect livelihoods and futures. Operating under the consumer brand name Farm Bureau Financial Services, its affiliates offer a broad range of life insurance, annuity and investment products distributed by multiline exclusive Farm Bureau agents. Helping complete the financial services offering, advisors offer wealth management and financial planning services. In addition, FBL Financial Group manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. Headquartered in West Des Moines, Iowa, FBL Financial Group is traded on the New York Stock Exchange under the symbol FFG. For more information, please visit www.fblfinancial.com and www.fbfs.com.

- FINANCIAL INFORMATION AND NOTES FOLLOW -

FBL Financial Group, Inc.
Consolidated Statements of Operations (Unaudited)
(Dollars in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues:
Interest sensitive product charges	$32,473	$32,178	$132,522	$127,113
Traditional life insurance premiums	51,320	50,502	198,749	197,863
Net investment income	106,023	108,986	397,231	424,998
Net realized capital gains (losses)	(3,428)	(2,707)	(12,085)	8,523
Change in allowance for credit losses on investments	6,656	—	(4,199)	—
Other-than-temporary impairment losses	—	—	—	(919)
Other income	5,400	4,602	20,047	17,103
Total revenues	198,444	193,561	732,265	774,681

Benefits and expenses:
Interest sensitive product benefits	78,944	73,507	282,201	276,473
Traditional life insurance benefits	49,592	43,142	186,441	174,654
Policyholder dividends	1,659	2,514	7,538	10,053
Underwriting, acquisition and insurance expenses	32,843	26,290	143,887	140,624
Interest expense	1,377	1,213	5,015	4,850
Other expenses	10,187	6,597	32,711	25,246
Total benefits and expenses	174,602	153,263	657,793	631,900
	23,842	40,298	74,472	142,781
Income tax	(2,174)	(6,500)	(8,061)	(19,929)
Equity income, net of related income taxes	6,144	1,033	5,906	3,456
Net income	27,812	34,831	72,317	126,308
Net (income) loss attributable to noncontrolling interest	31	(92)	196	(99)
Net income attributable to FBL Financial Group, Inc.	$27,843	$34,739	$72,513	$126,209

Earnings per common share	$1.14	$1.40	$2.94	$5.09

Weighted average shares - basic	24,477,634	24,761,224	24,614,591	24,760,541
Effect of dilutive securities - stock-based compensation	1,728	8,238	3,325	10,134
Weighted average shares - diluted	24,479,362	24,769,462	24,617,916	24,770,675

(1) Reconciliation of Net Income Attributable to FBL Financial Group to Adjusted Operating Income - Unaudited

FBL Financial Group consistently utilizes adjusted operating income, a financial measure common in the life insurance industry that is not prepared in accordance with U.S. generally accepted accounting principles (GAAP), as a primary economic measure to evaluate its financial performance. Adjusted operating income consists of net income attributable to FBL Financial Group adjusted to exclude expenses associated with the proposed acquisition, realized gains and losses on investments, the change in allowances for credit losses on investments and the change in fair value of derivatives and equity securities, which can fluctuate greatly from period to period. These fluctuations make it difficult to analyze core operating trends. In addition, for derivatives not designated as hedges, there is a mismatch between the valuation of the asset and liability when deriving net income (loss). For example, call options relating to indexed business are one-year assets while the embedded derivatives in the indexed contracts represent the rights of the contract holder to receive index credits over the entire period the indexed products are expected to be in force. This non-GAAP measure is used for goal setting, determining short-term incentive compensation and evaluating performance on a basis comparable to that used by many in the investment community. FBL Financial Group believes the combined presentation and evaluation of adjusted operating income provides information that may enhance an investor's understanding of FBL Financial Group's underlying results and profitability. A reconciliation is provided in the following table:

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
	(Dollars in thousands, except per share data)
Net income attributable to FBL Financial Group	$27,843	$34,739	$72,513	$126,209
Adjustments:
Proposed acquisition transaction expenses(a)	2,147	—	2,147	—
Net realized gains/losses on investments(b)	(2,808)	2,147	12,295	(5,813)
Change in fair value of derivatives(b)	91	(2,047)	4,957	(2,703)
Adjusted operating income	$27,273	$34,839	$91,912	$117,693

Adjusted operating income per common share - assuming dilution	$1.11	$1.41	$3.73	$4.75

(a) Amount represents the transaction expenses relating to FBL Financial Group's proposed go-private transaction.

(b) Net of adjustments, as applicable, to amortization of unearned revenue reserves, deferred acquisition costs, interest sensitive policy reserves and income taxes attributable to these items.

(2) Premiums Collected - Net statutory premiums collected is a non-GAAP measure and includes premiums collected from annuities and universal life-type products. It is a useful metric for investors as it is a measure of sales production.
For GAAP reporting, these premiums received are not reported as revenues.

(3) Reconciliation of Book Value Per Share Excluding Accumulated Other Comprehensive Income - Unaudited

	December 31, 2020	December 31, 2019
Book value per share	$69.24	$60.12
Less: Per share impact of accumulated other comprehensive income	24.08	14.39
Book value per share, excluding accumulated other comprehensive income	$45.16	$45.73

Book value per share excluding accumulated other comprehensive income is a non-GAAP financial measure. Accumulated other comprehensive income totaled $587.3 million at December 31, 2020 and $354.8 million at December 31, 2019. Since accumulated other comprehensive income fluctuates from quarter to quarter due to unrealized changes in the fair value of investments caused principally by changes in market interest rates, FBL Financial Group believes this non-GAAP financial measure provides useful supplemental information.

FBL Financial Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	December 31, 2020	December 31, 2019
Assets
Investments	$9,684,010	$9,091,623
Cash and cash equivalents	12,882	17,277
Deferred acquisition costs	176,085	289,456
Other assets	449,113	435,969
Assets held in separate accounts	674,182	645,881
Total assets	$10,996,272	$10,480,206

Liabilities and stockholders' equity
Liabilities
Future policy benefits	$7,616,272	$7,393,549
Other policy funds, claims and benefits	602,989	597,256
Debt	97,000	97,000
Other liabilities	313,713	260,604
Liabilities related to separate accounts	674,182	645,881
Total liabilities	9,304,156	8,994,290

Stockholders' equity
FBL Financial Group, Inc. stockholders' equity:
Preferred stock	3,000	3,000
Class A common stock	151,061	152,661
Class B common stock	72	72
Accumulated other comprehensive income	587,279	354,764
Retained earnings	950,687	975,260
Total FBL Financial Group, Inc. stockholders' equity	1,692,099	1,485,757
Noncontrolling interest	17	159
Total stockholders' equity	1,692,116	1,485,916
Total liabilities and stockholders' equity	$10,996,272	$10,480,206

Common shares outstanding	24,395,522	24,664,215

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